                                                                  Exhibit 10.03

                              KRITON MEDICAL, INC.
                            MIRAMAR PARK OF COMMERCE
                                 BUSINESS LEASE

THIS LEASE, entered as of the 1st day of March, 2001, between Sunbeam Properties, Inc., hereinafter called the Lessor, party of the first part, and Kriton Medical, Inc., a Delaware Corporation, hereinafter called the Lessee or tenant, party of the second part:

WITNESSETH, That the said Lessor does this day lease unto Lessee, and Lessee does hereby hire and take as tenant 3351 Executive Way, Miramar, Broward County, Florida 33025 (the "Premises"), which consists of approximately 14,922 square feet as shown on Exhibit "A" attached and which is a portion of a two-building complex (the "Building" as identified on Exhibit "A"). The Premises shall be used and occupied by the Lessee as a medical laboratory and research and development and manufacturing facility with offices ancillary thereto and for no other purposes or uses whatsoever without the express written consent of Lessor, said consent not to be unreasonably withheld or delayed, for the term beginning March 1, 2001 and ending April 30, 2004, at and for the agreed rental payable as follows:

     $0.00 for the period from March 1, 2001 thru July 14, 2001;
     $7,150.12 per month plus State Sales Tax from July 15, 2001 thru July 31, 2001;
     $14,300.25 per month plus State Sales Tax from August 1, 2001 thru April 30, 2002;
     $14,721.65 per month plus State Sales Tax from May 1, 2002 thru April 30, 2003;
     $15,169.70 per month plus State Sales Tax from May 1, 2003 thru April 30, 2004.

Such payments are in addition to all other payments to be made under this Lease by Lessee, including but not limited to Lessee's obligation to pay increases in Expenses above the Base Year Expenses as described in Paragraphs 25 thru 28.

Lessee hereby deposits $36,179.63 with Lessor for the following:

July 15-31, 2001 Rent:   $ 7,150.12
Sales Tax:               $   429.01
Security Deposit         $28,600.50
                         ----------
Total:                   $36,179.63

$14,300.25 of the security deposit may be refunded to Lessee in accordance with Paragraph 45. The balance of the security deposit shall be refunded to Lessee at the expiration of this Lease provided this Lease is in good standing at that time.

In the event the term of this Lease begins or ends on other than the first or last day of a month, rent for such month(s) shall be prorated on a per diem basis. In the event that any monthly rental payment due hereunder is not received by Lessor after the tenth (10th) day of any month, said payment shall bear a late charge of three percent (3%) of the monthly payment which shall be then due and payable.

All payments are to be made to the Lessor on the first day of each and every month in advance without demand at the office of Sunbeam Properties, Inc., 1401 79th St. Causeway in the City of Miami, Florida 33141 or at such other place and to such other person, as the Lessor may from the time to time designate in writing.

The following express stipulations and conditions are made a part of this Lease and are hereby assented to by the Lessee:

     FIRST: (a) The Lessee shall not assign this Lease, nor sub-let the Premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations therein, and all additions thereto, without the written consent of the Lessor, said consent not to be unreasonably withheld or delayed, and all additions, fixtures, or improvements which may be made by Lessee, except moveable office furniture, shall become the property of the Lessor and remain upon the Premises as a part thereof, and be surrendered with the Premises at the termination of this Lease.

          (b) Notwithstanding anything to the contrary contained hereinabove, Lessee shall have the right, without the necessity of obtaining the consent of Lessor, to install appliances, trade fixtures, shelving and partitions in the Premises and to paint, decorate and refurbish the interior of the Premises and make immaterial, interior, non-structural alterations thereto so long as Lessee complies with all applicable laws relating to such alterations and the value of such work is less than $10,000.00.

          (c) Lessor's consent shall not be required for an assignment of this Lease to a wholly-owned subsidiary of Lessee or to successors of Lessee resulting from a merger or consolidation of Lessee's assets or to any corporation or other business entity which controls, is controlled by, or is under common control with Lessee. For the purpose hereof, "control" shall be deemed to mean ownership of more than fifty (50%) percent of all of the voting stock of such corporation or more than fifty (50%) of all the legal and equitable interests in any other business entity, and in either case, the ability to control the actions and policies of such corporation or other business entity. Notwithstanding, Lessee shall remain liable for all of its obligations under this Lease irrespective of any assignment, unless specifically released in writing by Lessor pursuant to this Paragraph.

          (d) Notwithstanding anything to the contrary contained hereinabove, Lessee shall make no alterations or modifications to the Premises prior to providing Lessor with written confirmation that it has waived the cancellation right described in Paragraph 12(e).

     SECOND: All personal property pieced or moved in the Premises above described shall be at the risk of the Lessee or owner thereof, and Lessor shall not be liable for any damage to said personal property, or to the Lessee arising from any act of negligence of any co-tenant or occupants of the Building or of any other third party.

     THIRD: (a) Subject to Subparagraph 3(b) below, Lessee shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their Departments and Bureaus applicable to said Premises, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said Premises during said term.

          (b) Lessor shall make any necessary repairs or alterations to the Premises and Building required by statutes, ordinances, rules, orders, regulations and/or the requirements of the Federal, State and City Government and of any and all their Departments and Bureaus which are not required due to Lessee's specific use of the Premises.

     FOURTH: (a) In the event the Premises shall be destroyed or so damaged or injured by fire or other casualty during the life of this Lease, whereby the same shall be rendered untenantable, then the Lessor shall have the right to render said Premises tenantable by repairs within 180 days therefrom. If said Premises are not rendered tenantable within said time, it shall be optional with Lessee to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any period of time that the Premises are untenantable as a result of a casualty, the Rent and all other charges due under this Lease shall abate.

          (b) Notwithstanding the foregoing, following a casualty which either damages sixty (60%) percent or more of the Premises or causes access to the Premises to be denied (whether or not the Premises are damaged or destroyed), Lessor shall cause an independent architect selected by Lessor to determine within sixty (60) days after such fire or other casualty whether or not it will be possible to restore the portion of the Premises so affected within 180 days following such fire or other casualty and if such architect determines that it will not be possible to so restore the damage; or if, after commencing the repair and restoration of the Premises following a fire or other casualty, such repair or restoration shall not be substantially completed within 180 days, then, in either of the foregoing events, Lessee may, within ten (10) days (time being of the essence) after Lessee's receipt of such independent architect's determination or the expiration of such 180 day period, respectively, terminate this lease by providing thirty (30) days written notice to Lessor, and upon the expiration of such thirty (30) day period this lease shall terminate, unless such repair or restoration shall be substantially completed within such thirty
(30) day period. In the event of such termination, Rent shall be paid only to the date of such fire or casualty. In addition, during any period of time that the Premises are untenentable as a result of a casualty, the Rent and all other charges due under this Lease shall abate.

     FIFTH: The prompt payment of the rent for said Premises upon the dates named, and the faithful observance of the rules and regulations printed upon this Lease, and which are hereby made a part of this covenant, are the conditions upon which this Lease is made and accepted and any failure on the part of the Lessee to comply with the terms of said Lease, or any of said rules, shall, subject to the cure provisions of Paragraph 38 and at the option of the Lessor, be deemed a default of this Lease.

     SIXTH: Subject to the cure provisions of Paragraph 38, if the Lessee shall be in default under this Lease or shall abandon said Premises before the end of the term of this Lease, or shall suffer the rent to be in arrears, the Lessor may, at his option, forthwith cancel this Lease or he may enter said Premises as the agent of the Lessee, by force or otherwise (all in accordance with local law), and relet the Premises with or without any furniture that may be therein, as the agent of the Lessee, at such price and upon such terms and for such duration of time as the Lessor may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Lessor over and above the expenses to Lessor in such re-letting, the said Lessee shall pay any deficiency, and if more than the full rental is realized Lessor will pay over to said Lessee the excess of demand.

     SEVENTH: Lessor and Lessee both agree that whenever a dispute shall arise between the parties under this Lease, the losing party shall pay all reasonable, documented attorney's fees and all reasonable, documented costs involved in the dispute.

     EIGHTH: It shall be considered a default of this Lease in the event a lien is placed against the Building or Premises as the result of work performed by Lessee or Lessee's contractors, subcontractors or agents and such lien is not released or bonded by Lessee within sixty (60) days of Lessee receiving notice of such lien.

     NINTH: The said Lessee hereby pledges and grants to the Lessor a security interest in all the furniture and fixtures of said Lessee, which shall or may be brought or put on said Premises as security for the payment of the rent herein reserved, and the Lessee agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said Lessor, and does hereby agree to pay Lessor's reasonable attorney's fees together with all costs and charges therefore incurred or paid by Lessor. Lessor hereby agrees to subordinate its lien rights to the lien rights of any mortgagees or equipment lessors of Lessee. Notwithstanding the foregoing, it is expressly agreed and understood that the furniture and fixtures subject to the pledge and assignment in this paragraph shall include all typewriters, copiers, desks, chairs, lamps, file cabinets (but not the contents therein) and other similar business equipment and items but shall expressly exclude any of the Lessee's products, processes, laboratory equipment or machines, any intellectual or similar intangible property right or interest, or any trade secret or confidential information, and under no circumstances whatsoever, shall anything in this Lease or otherwise: (i) constitute any grant, option, license, pledge or assignment to Lessor or to any third party in any patent, trade secret, intellectual property, or other right (including, without limitation, any product, process or machine incorporating any intellectual property or other intangible property right) held by Lessee; (ii) create any economic claim (except for any agreed upon fees and expenses) by Lessor or any third party on any of Lessee's capital or product sales; or (iii) create any commitment on the part of the Lessee to enter into any other agreement with Lessor or any third party.

     TENTH: (INTENTIONALLY DELETED)

     ELEVENTH: The Lessor, or any of its agents, shall have the right to enter said Premises during all reasonable hours upon reasonable advance written notice (except in the case of emergencies where written notice maybe impractical) and so as not to unreasonably disrupt the operation of Lessee's business, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said Building, or to exhibit said Premises to companies other than competitors of Lessee. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this Lease, or to the rules and regulations of the Building.

     TWELFTH: (a) Subject to Paragraphs 12(c) and 23(e) below, Lessee hereby accepts the Premises in the condition they are on the date of this Lease and agrees to maintain said Premises in the same condition, order and repair as they are on such date, excepting only reasonable wear and tear arising from the use thereof under this Lease, alterations which have been made in accordance with the terms of this Lease and damage by casualty, and to make good to said Lessor immediately upon demand (subject to the waiver of subrogation in Paragraph 39), any damage to water apparatus, or electric lights, or any fixtures, appliances or appurtenances of said Premises, or of the Building, caused by any act or neglect of Lessee, or of any person or persons in the employ or under the control of the Lessee.

          (b) Lessor has attached a copy of the current Certificate of Occupancy for the Premises as Exhibit "C". Lessor represents that to the best of its knowledge, the Premises are in compliance with all applicable codes and regulations and is free of all hazardous materials on the date of this Lease. Lessor shall remove, at its sole cost and expense, any hazardous materials which are required to be removed by code or regulation and which are present in the Premises on the date of this Lease. In addition, if it is determined that on the date of this Lease or at anytime thereafter the Premises is not in compliance with any applicable code and such non-compliance is not the result of Lessee's specific use of or alterations to the Premises, Lessor shall promptly effect any repairs that are necessary to bring the Premises into compliance.

          (c) Notwithstanding anything to the contrary contained hereinabove, Lessor shall make all necessary repairs to the systems serving the Premises, including but not limited to the electrical, plumbing and air conditioning, so as to put such systems in good working service prior to the commencement of the term of this Lease.

          (d) Lessor represents that the air conditioning system serving the Premises is separate and independent of any other air conditioning systems in the Binding. In addition, the Premises is separately metered for electricity.

          (e) Within fifteen (15) days after the date that Lessee receives a fully executed counterpart of this Lease (such 15-day period being hereinafter referred to as the "Inspection Period"), Lessee shall have the right to inspect the Premises, using a qualified contractor or other professional, to determine the compliance of the Premises, and its fixtures, systems, improvements and components, with all applicable codes, laws and ordinances. If such personnel determine that a noncompliance or noncompliances with such codes, laws or ordinances exists (collectively, "Noncompliance(s)"), then Lessee will notify Lessor in writing, not later than the last day of the Inspection Period, specifying the Noncompliance(s) that exist with respect to the Premises. If Lessee fails to notify Lessor, then it will be presumed that Lessee's inspector has discovered no visible Noncompliance(s) and Lessee shall have no rights to cancel this Lease pursuant to this subparagraph. However, if Lessee does not notify Lessor of Noncompliance(s), Lessor will notify Lessee in writing within five (5) business days after receipt of Lessee's notice whether it elects to cure the Noncompliance(s). If Lessor elects to cure the

Noncompliance(s), Lessor will do so diligently and Lessee shall have no right to cancel this Lease pursuant to this subparagraph. If Lessor elects not to cure the Noncompliances, Lessee may cancel this Lease by providing written cancellation notice to Lessor within three (3) business days of receipt of Lessor' s notice not to cure. In the event of such termination, the $36,179.63 deposited by the Lessee with Lessor per page one of this Lease shall promptly be returned to Lessee and all rights, obligations and liabilities of the parties under this Lease will cease. In the event Lessor does not receive cancellation notice from Lessee within the (3) business day timeframe described above, Lessee will be deemed to have waived the cancellation rights described in this subparagraph. Notwithstanding anything to the contrary contained in this Lease, Lessee shall make no alterations or modifications to the Premises unless it has waived its cancellation rights described hereinabove.

     THIRTEENTH: (a) It is expressly agreed and understood by and between the parties to this Lease, that the Lessor shall not be liable for any damage or injury by water, which may be sustained by the said tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said Building.

          (b) Except for Lessor's negligence or intentional acts and except as may be specifically provided elsewhere in this Lease, Lessor shall not be liable for any damage or injury to any person or property whether it be to the person or property of the Lessee, its employees, agents, invitees, licensees or guests by reason of Lessee's occupancy of the Premises or because of fire, flood, windstorm, water, acts of God or third parties or for any other reason beyond the control of Lessor. Lessee agrees to indemnify and save harmless Lessor from and against any and all loss, damage, claim, demand, liability or expense, including reasonable attorney's fees at trial and upon appeal, by reason of damage to person or property which may arise or be claimed to have arisen as a result of Lessee's occupancy or use of the Premises, Building and/or property of which the Premises is a part by Lessee, its employees, agents, invitees, licensees or guests, or in connection therewith, or in any way arising on account of any injury or damage caused to any person or property on or in the Premises.

     FOURTEENTH: If the Lessee shall become insolvent or if bankruptcy proceedings shall be begun by or against the Lessee, before the end of said term (and said proceedings are not dismissed within ninety (90) days of commencing), the Lessor is hereby irrevocably authorized at its option, to forthwith cancel this Lease, as for a default. Lessor may elect to accept rent from such receiver, trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without effecting Lessor's rights as contained in this Lease, but no receiver, trustee or other judicial officer shall ever have any right, title or interest in or to the above described Premises by virtue of this Lease.

     FIFTEENTH: (INTENTIONALLY DELETED)

     SIXTEENTH: This Lease shall bind the Lessee and its assigns or successors, and the heirs, assigns, administrators, legal representatives, executors or successors as the case may be, of the Lessee.

     SEVENTEENTH: (Intentionally deleted)

     EIGHTEENTH: It is understood and agreed between the parties hereto that written notice mailed or delivered certified, return receipt requested to the Premises leased hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered in the office of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this Lease. Prior to Lessee taking occupancy of the Premises all notices to Lessee shall be sent by the means described above to: David R. Brittan, Trenam Kemker, 101 E. Kennedy Blvd., Ste. 2700, Tampa, FL 33602 (813) 223-7444, fax (813) 229-6553. In
addition, copies of any default notices shall be sent by the means described above simultaneously to Lessee and to said recipient.

     NINETEENTH: The rights of the Lessor and Lessee under the foregoing shall be cumulative, and failure on the part of the Lessor or Lessee to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

     TWENTIETH: It is further understood and agreed between the parties hereto that any charges against the Lessee by the Lessor for services or for work done on the Premises by order of the Lessee or otherwise accruing under this Lease shall be considered as rent due and shall be included in any lien for rent due and unpaid.

     TWENTY-FIRST: Signage. (a) It is hereby understood and agreed that any signs or advertising to be used, including awnings, in connection with the Premises leased hereunder shall be first submitted to the Lessor for approval before installation of same, said approval not to be unreasonably withheld, conditioned or delayed.

          (b) Lessee may install an eighteen inch (18") high by four-foot (4') wide sign on the glass panel over its front door. Said sign shall be white vinyl and surface-applied and shall be subject to Lessor's reasonable approval. The defined copy area is attached as Exhibit "D-1".

          (c) Lessee shall also be given the opportunity to have shared signage on a monument sign to be installed by Lessor in front of the Building. Lessee's portion of the sign shall be installed by Lessor. The copy and graphics shall be in Lessees corporate colors. A conceptual example of such signage is attached as Exhibit "D-2". Lessee shall reimburse Lessor $250.00 for such signage.

     TWENTY-SECOND: All personal property placed or moved in the Premises and tenant improvements to the Premises shall be at the risk of Lessee or the owner thereof, and Lessor shall not be liable to Lessee for damages to same unless caused by or due to the negligence or intentional acts of Lessor, Lessor's agents or employees. Lessee agrees to obtain liability insurance containing a single limit of not less then $500,000.00 for both property (including but not limited to fire hazard) and bodily Injury, at its own cost Lessee consents to provide Lessor with a Certificate of Insurance, as above described, naming Lessor as additional insured and favoring the Lessor with a thirty (30) day notice of cancellation.

     TWENTY-THIRD: (a) In addition to Lessor's maintenance responsibilities described in Paragraph 25, Lessor shall maintain the Building's structure and foundation and the electrical and plumbing systems located outside of the walls of the Premises, except to the extent they may be modified by Lessee, at its sole cost and expense.

          (b) Subject to Lessor's repair obligations described in Paragraph 12(c) and 25, Lessee is responsible for the maintenance and repair of the Premises, including but not limited to plate glass windows, all doors, all interior plumbing, the electrical system and any items which the Lessee installs or has others install. If Lessee or any agent employed by Lessee damages the roof, the repair of said roof will be Lessee's sole responsibility. Lessee shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor reasonably approved by Lessor, for servicing all heating and air conditioning systems and equipment within the Premises. Such contract must become effective within thirty (30) days of the date Lessee takes possession of the Premises. Lessee may elect to provide heating and air conditioning service and maintenance as aforesaid using its own employees or agents; provided, however that such personnel are reasonably qualified to perform such work and have been approved in advance by Lessor, such approval not to be unreasonably withheld.

          (c) Subject to Lessee complying with its air conditioning maintenance and service obligations described in Paragraph 23(b), Lessor agrees to pay for all major repairs and replacements in excess of $1,000.00 to the air conditioning system as Lessor deems reasonably necessary. Lessee agrees to notify Lessor prior to service being performed if any repair or replacement is estimated to cost in excess of $500.00. Lessor shall in such case have the opportunity to obtain another estimate to determine if the service can be performed less expensively and/or contract to perform the work itself. Notwithstanding anything to the contrary contained hereinabove, Lessor's obligation to pay for air conditioning maintenance shall only apply to the air conditioning equipment in place at the Premises on the date of this Lease and shall not cover air conditioning equipment installed by Lessee, work required as the result of Lessee's alterations to the Premises, or misuse of the air conditioning equipment

     TWENTY-FOURTH: Lessee and Lessor each represents and warrants to the other that it has not dealt with any broker other than CB Richard Ellis, Inc. with regard to leasing, acquisition or other such matters related to the Premises. All compensation and fees due to said broker with respect to this Lease shall be paid by Lessor. Lessor and Lessee agree to indemnify and hold each other harmless from any and all liability for the payment of any other such commissions, fees and other sums.

     TWENTY-FIFTH: Lessor agrees to provide water and sewer service to the Building and Premises, maintain the roof, landscaping, irrigation system, the exterior of the Building, the adjacent lake bank, lighting, loading areas, parking areas, sidewalks and driveways, and to keep the common areas reasonably clean of debris and to provide proper illumination, supervision and security of such areas as necessary. Lessor shall charge a management fee of five- percent (5%) for providing the aforesdescribed services.

     TWENTY-SIXTH: Lessor shall pay all taxes, assessments and levies charged or assessed by any governmental authority, (hereinafter collectively referred to as Taxes) upon its property in the Building and Lessee's Premises and land, Buildings or Premises in or upon which the Lessee's Premises are located, and shall cause all-risk casualty insurance to be maintained thereon in amounts not to exceed the full replacement cost of the improvements constituting the Building from time to time. In addition, Lessor shall maintain public liability insurance (containing a single limit of not less than $500,000.00 for both property and bodily injury) and rental insurance in respect of the land and the Building.

     TWENTY-SEVENTH: Lessee recognizes that the Premises are subject to that certain Declaration of Protective Covenants and Restrictions for Miramar Park of Commerce. Under the Declaration, Sunbeam Properties, Inc. currently enforces the Declaration and operates and maintains the Common Area referred to therein. Lessor agrees to pay any and all maintenance or other assessments imposed by Sunbeam Properties, Inc. (or its successor) on the Lessor as owner of the Building as provided in the Declaration.

     TWENTY-EIGHTH: (a) "Lessee's Proportionate Share" shall be the fraction or ratio of the floor area of the Lessee's Premises divided by the total floor area of the Building (14,922 square feet /78,974 square feet square feet = 18.89%). Lessor warrants and represents that, to Lessor's best knowledge, the current gross square footage of the tenantable portions of the Building is 78,974 square feet and the current gross square footage of the Premises is 14,922 square feet Measurements are taken from the outside of exterior walls and the centerline of common walls between lessees. If Lessee delivers reasonable proof to Lessor that the gross square footage of either the Building or the Premises differs from the foregoing figures (based on the aforedescribed method of measurement), then Lessor will promptly recalculate and adjust Lessee's Proportionate Share to reflect the change in such figures. Such adjustment shall be retroactive.

          (b) The expenses paid by Lessor and the management fee described in Paragraphs 25, 28 and 27 (the "Expenses") for calendar year 2000 totaled $239,066.00 ($3.03 per square foot of Building) and are hereby established to be the "Base Year Expenses". Lessee's Proportionate Share of the Base Year Expenses is included in the Rents scheduled in the Witnesseth Paragraph on Page 1 on the Renewal Option (Paragraph 36) of this Lease. On an annual basis, Lessor shall notify Lessee in writing what the increase (or decrease) is between the Expenses paid by Lessor pursuant to Paragraphs 25, 26 and 27 and the Base Year Expenses. Within ten (10) days of such notice, Lessee shall pay to Lessor (or receive a reimbursement from Lessor for) Lessee's Proportionate Share of such increase (or decrease) plus State Sales Tax. Such payment is in addition to all other sums to be paid by Lessee Including but not limited to Rent Lessee's share of a partial calendar year at the beginning or at the end of the term of this Lease shall be prorated on a per diem basis.

          (c) Notwithstanding anything to the contrary contained hereinabove, Lessee shall have no obligation to pay Lessee's Proportionate Share of the increase in the Expenses over the Base Year Expenses as described herein for the period from March 1, 2001 thru July 15, 2001.

          (d) Notwithstanding anything to the contrary contained hereinabove, the portion of the Expenses described in Paragraphs 25 and 27 shall not unreasonably exceed what is typical for similar quality buildings located in first class business parks in Southwest Broward County. In the event the real estate taxes or insurance expenses described in Paragraph 26 unreasonably exceed what is typical for similar quality buildings located in first class business parks in Southwest Broward County, Sunbeam will appeal the real estate tax bill and/or reprice the insurance policies as appropriate.

          (e) Lessee shall have the right to review and/or audit the expense items being proportionately charged to Lessee. For the purposes of such review, Lessor shall provide all applicable back-up materials and copies of paid bills. If any such audit reveals an overpayment of expenses for the period covered by such annual statement, then, at Lessee's sole option, the amount of such overpayment, plus interest at the prime rate then in effect from the date of payment, shall be credited against the next installment(s) of base rent and all other sums due under this Lease due from Lessee, or refunded to Lessee within thirty (30) days of receipt of written demand by Lessee. If Lessor is found to have been in error by a factor which would be in excess of five percent (5%) of the actual Expenses, taxes or insurance, then Lessor shall pay for the cost of such audit. At the end of the term, any amounts overpaid shall be refunded to Lessee. If such audit reveals an underpayment of expenses for the period covered, then Lessee :hall pay the same plus interest at the prime rate then in effect from the date the original amount was due with its next monthly base rent payment, or if the term has expired, then within thirty (30) days after receipt of the audit results.

          (f) Notwithstanding anything to the contrary contained hereinabove, capital expenditures of any kind shall not be included in the Expenses described hereinabove, unless such expenditures are made to decrease the cost of operating or maintaining the Building and such expenditures are capitalized over the longest period allowed under GAAP (Generally Accepted Accounting Principles).

     TWENTY-NINTH: (a) If the whole or any substantial part of the Premises should be taken for any public or quasi-public use under governmental law, ordinance or regulation or by right of eminent domain, and the taking would prevent or materially interfere with the use of the Premises for the purpose of which they are then being used, this Lease shall terminate, at Lessee's option, and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking shall occur.

          (b) If part of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase of right-of-way in lieu thereof, and this Lease is not terminated as provided in the Subparagraph above, this Lease shall not terminate but the rent payable hereunder during the unexpired pardon of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Lessor shall undertake to restore the Premises to a condition suitable for the Lessee's use, as near to the condition thereof immediately prior to such taking as is a reasonably feasible under all the circumstances.

          (c) In the event of any such taking or private purchase of right-of-way in lieu thereof, Lessor and Lessee shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interest in any condemnation proceedings; provided that Lessee shall not be entitled to receive any award for Lessee's loss of its Leasehold interest, the right to such award being hereby assigned by Lessee to Lessor.

     THIRTIETH: Should Lessee hold over and remain in possession of the Premises at the expiration of any term hereby created, Lessee shall, by virtue of this paragraph, become a Lessee by the month at one and one-half times (150%) the Rent per month of the last monthly installment of Rent above provided to be paid, which said monthly tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a monthly tenancy instead of a tenancy as provided herein, and Lessee shall give to Lessor at least thirty
(30) days' written notice of any intention to remove from the Premises, and shall be entitled to thirty (30) days' notice from Lessor in the event Lessor desires possession of the Premises; provided, however, that said Lessee by the month shall not be entitled to thirty (30) days' notice. In the event the said Rent is not paid in advance without demand, the usual thirty (30) days' written notice being hereby expressly waived.

     THIRTY-FIRST: (Intentionally Deleted)

     THIRTY-SECOND: Lessee shall be entitled to the use of sixty (60) parking spaces on an unassigned, non-reserved basis including striping a portion of the rear truck yard. In its normal course of business, Lessee will not cause more than said number of parking spaces to be occupied at any one time by its employees or invitees.

     THIRTY-THIRD: Lessee, its successors and assigns shall comply with the Hazardous Materials Standard for the Miramar Park of Commerce attached hereto as Exhibit "B".

     THIRTY-FOURTH: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information may be obtained from your county public health unit. Lessor represents that to the best of its knowledge there is no radon in the Building and/or Premises.

     THIRTY-FIFTH: In any case, where either party hereto is required to do any act, except the payment of rent or other money, the term for the performance thereof shall be extended by a period equal to any delay caused by or resulting from acts of God, the elements, weather, war, civil commotion, fire or other casualty, strikes, lockouts, labor disturbances, inability to procure labor or materials, failure of power, government regulations or other causes beyond such party's reasonable control, whether such time be designated by a fixed date, a fixed time or a "reasonable time".

     THIRTY-SIXTH: Renewal Option. Provided that there are no material defaults under this Lease which have not been cured within the applicable grace, notice or due period at the time that the option herein set forth is exercised by Lessee, this Lease may be renewed or extended for one (1) additional term of three (3) years by Lessee giving written notice to Lessor of its interest to renew not less than six (6) months prior to the expiration of the then current term. All conditions and covenants of the Lease shall continue in full force and effect during such additional term except that:

     (a) the monthly rent described in the Witnesseth Paragraph an page 1 of this Lease shall be as follows:

     $15,614.49 per month plus State Sales Tax from May 1, 2004 thru April 30, 2005;
     $16,082.92 per month plus State Sales Tax front May 1, 2005 thru April 30, 2006;
     $16,565.41 per month plus State Sales Tax from May 1, 2006 thru April 30; 2007.

     (b) provided there are no material defaults under this Lease which have not been cured within the applicable grace, notice or cure period and all payments due hereunder have been made to Lessor by Lessee, Lessee may cancel this Lease at any time after the expiration of the sixth (6th) month of the renewal term. Such cancellation is subject to Lessee providing Lessor with six (6) months prior written notice (sent certified mall, return receipt requested) together with payment of a $45,000.00 cancellation fee. Such payment must be included with Lessee's cancellation notice to Lessor in order for such notice to be effective. Rent and Lessee's Proportionate Share of Expenses shall be payable thru the effective date of the cancellation.

     THIRTY-SEVENTH: Expansion Option. The premises located at 3361 Commerce Parkway (the "Expansion Space") is adjacent to the south end of the Premises and consists of +/-4,046 square feet The current tenant's lease for the Expansion Space expires on June 30, 2004 and said tenant has no renewal option. Lessor hereby agrees that it will not renew the current tenant's lease for the Expansion Space or sign a new lease with another tenant prior to January 1, 2004. Upon Lessee's written request to Lessor, Lessor will enter into good faith negotiations with Lessee to agree on a Lease Modification Agreement to expand the Premises to include the Expansion Space. Such Lease Modification Agreement shall include the following terms and conditions:

          (a) The term of this Lease will be extended so as to expire no earlier than May 31, 2007.

          (b) Lessee's Cancellation Option as described in Paragraph 36(b) above shall be null and void; and

          (c) Lessee's Renewal Option as described In Paragraph 36 above shall be null and void.

Lessor's obligations to enter into negotiations with Lessee with regards to the Expansion Space shall be subject to their being no defaults under this Lease by Lessee and Lessee being in sound financial condition. Notwithstanding anything to the contrary contained herein, in the event Lessee and Lessor do not mutually execute a Lease Modification Agreement to extend the Lease for the Premises as described above and to expand the Premises to include the Expansion Space by December 31, 2003, Lessor shall be allowed to renew the current tenant's lease for the Expansion Space and/or sign a lease with another tenant for the Expansion Space.

     THIRTY-EIGHTH: Right to Cure. Notwithstanding anything to the contrary contained in this Lease, Lessee shall, prior to Lessee being in default or any interest or late charge being imposed, or Lessor having any rights or remedies, be entitled to receive (i) fifteen (15) day advance written notice in the case of any non-payment of money (including rent) by Lessee (except that if Lessee shall receive more than two (2) notices of late payment of monthly rent in any calendar year, it forfeits its rights to any additional notice and grace for late payment of monthly rent for the remainder of said calendar year) and (ii) thirty (30) day advance written notice in the case of non-performance of any term other than the payment of money; provided, however, in the event such non-performance cannot reasonably be cured by Lessee within thirty (30) days after written notice from Lessor, Lessee shall have an additional period of time as is reasonable under the circumstances for Lessee to cure said non-compliance with the terms of this Lease provided Lessee shall at all times diligently pursue said cure.

     THIRTY-NINTH: Waiver of Subrogation. Lessor and Lessee hereby release the other for and from all liability for loss or damage to the Premises, Lessee's property and to any and all property of any kind owned by or in the custody, care, or control of either Lessor or Lessee caused by any of the perils or risks which can be insured by Lessor or Lessee under an all-risk insurance policy and endorsements, notwithstanding the fact that such loss or damage is caused or contributed to by any act or omission of Lessor, Lessee, their agents, servants, employees, or visitors, and whether or not such property of Lessor and Lessee shell be actually insured, provided that either party shell continue to be liable for any loss occasioned by Lessor' s or Lessee's failure to obtain insurance.

     FORTIETH: Non-Disturbance: Lessor agrees that Lessee, upon paying all Rent and all other charges herein provided for and observing and keeping the covenants, agreements, terms and conditions of the Lease and the rules and regulations of the Lessor affecting the premises on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the premises during the term of this Lease, subject to these terms, without hindrance or molestation by Lessor or any party claiming by, under or through Lessor. Lessor represents that there is no mortgagee of the Premises as of the execution date of the Lease.

     FORTY-FIRST: Confidentiality. Lessor expressly acknowledges that as a material inducement to Lessee to enter into negotiations with respect to this Lease and to enter into the same, it has executed a Confidentiality Agreement with Lessee dated as of February 23, 2001 (Exhibit "E") pursuant to which Lessor acknowledges, among other things, the highly sensitive and confidential nature of Lessee's business and the information made available to Lessor in connection with this Lease. Lessor agrees that the terms and conditions of such Confidentiality Agreement are incorporated herein as if fully set forth herein and are a material term of this Lease

     FORTY-SECOND: Quiet Enjoyment. Lessor agrees that Lessee, upon paying all Rent and all other charges herein provided for and observing and keeping the covenants, agreements, terms and conditions of the Lease, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease, twenty-four (24) hours per day, seven (7) days per week and fifty-two (52) weeks per year subject to these terms, without hindrance or molestation by Lessor or any party claiming by, under or through Lessor. Lessor represents that there is no mortgagee of the Premises as of the execution date of the Lease. As a condition precedent to

Lessee's obligations under the Lease, any future mortgagee shall execute a non-disturbance agreement reasonably acceptable to Lessee, said acceptance not to be unreasonably withheld or delayed.

     FORTY-THIRD: (intentionally deleted)

     FORTY-FOURTH: Condition at end of Lease Term. Upon the expiration or termination of this Lease, Lessee shall have the right, at Lessee's sole option, to remove or abandon at the Premises any fixtures, equipment or personal property installed by Lessee, and shall deliver the Premises and all keys thereto to Lessor in broom-clean condition and in accordance with Paragraph 12(a). Lessee shall repair any damage to the Premises caused by the removals described above and shall properly terminate or "cap-off" all associated mechanical, electrical, plumbing or other connections.

     FORTY-FIFTH: Security Deposit. Subject to Lessor's reasonable, written approval, Lessee plans to air condition the portions of the Premises which are not air conditioned as of the date of this Lease and make other improvements to the premises ("Lessee's Improvements"). Provided there are no material defaults under this Lease which have not been cured within the applicable grace, notice or cure period and all payments due hereunder have been made to Lessor by Lessee, Lessor agrees to refund $14,300.25 of the security deposit to Lessee within ten (10) days after satisfaction of all of the following:

               (1) Lessee's completion of and full payment for Lessee's Improvements in substantial compliance with the mutually agreed plans and specifications;

               (2) Lessor's receipt of final releases-of-lien from all of Lessee's contractor's and subcontractors;

               (3) Lessor's receipt of an affidavit of payment from Lessee's general contracts;

               (4) Issuance of a certificate of completion and/or final inspection sign-offs from the City of Miramar.

               (5) Lessor's receipt of a copy of one-year warranties for all components of Lessee's Improvements from Lessee's general contractor and all associated subcontractors plus a 5-year manufacturer's warranty on any air conditioning compressors installed as part of Lessee's Improvements.